EXHIBIT 10.

                                    AGREEMENT

            THIS AGREEMENT made this 12th day of December, 2001 by and between NEW SKY COMMUNICATIONS, INC., a publicly-traded New York corporation with offices at 731 Powers Building, 16 West Main Street, Rochester, New York 14614 (hereinafter referred to as "New Sky") and CHARLES M. LALOGGIA, CARL R. REYNOLDS and PAUL PACKER (hereinafter referred to individually and collectively as "Creditors").

            WHEREAS, New Sky owes amounts to Creditors, as set forth in Schedule A annexed hereto and made a part hereof, and is desirous of exchanging such debt for equity in New Sky and Creditors are desirous of making such exchange;

            NOW THEREFORE the parties hereto covenant and agree as follows:

            1) New Sky Communications, Inc. agrees to exchange the debt it owes the Creditors for unregistered, restricted common shares of New Sky`s stock with a par value of $.02. The outstanding debt of each Creditor and the number of shares exchanged therefor, is set forth in Schedule A annexed hereto and made a part hereof.

            2) Creditors warrant that each holds the debt set forth in Schedule A and that there exist no liens, encumbrances or restrictions upon the debt that would affect or impair such exchange of debt for shares of New Sky.

            3) New Sky warrants that it owes the debt set forth in Schedule A warrants to Creditors that it is fully authorized and empowered to issue the shares granted herein in exchange for the debt and there exist no liens, encumbrances or restrictions on the stock, other than as required by law, issued hereunder. If, for any reason, the exchange for stock for debt is determined or deemed not effective, improper, or is canceled for any reason, then the debt owed by New Sky to the Creditors shall be reinstated without offset.

            4) At no time, without the prior written approval of New Sky, shall any party hereto disclose the business methods, plans or any other informational reasonably deemed to be confidential regarding the business of New Sky to any third party, unless required by legal or regulatory mandate.

            5) New Sky shall seek registration of the shares herein granted, to the best of its ability. At any time New Sky shall undertake to register other common shares of the company in connection with any secondary offering, or private placement of shares, New Sky shall seek, to the best of its ability, to include registration of the shares herein granted in such registration.



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            6) No party hereto, nor its officers, directors employees or agents, shall be liable for any act or omission performed or omitted in good faith. Nothing herein shall place any party in the relationship of principal, agent, master and servant, partners, joint venturers or employer and employee of any other party and no party shall have the authority, express or implied, or represent themselves as having the authority to make binding contracts for the other or to bind or obligate the other in any way. No party hereto shall assume any liabilities of any other party, except as set forth herein, and each party agrees to indemnify and hold the other parties, its officers, directors, employees and agents harmless from any manner of claim, action, or liability past, present or future not directly related to this Agreement.

            6) This Agreement shall be construed under the laws of the State of New York and the Supreme Court of the State of New York in Monroe County shall be deemed the sole and exclusive convenient forum for the resolution of disputes under this Agreement.

            7) This Agreement may be amended in writing only and shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.




                                              NEW SKY COMMUNICATIONS, INC.

          SEAL

                                              /S/ E. ANTHONY WILSON
                                              ---------------------
                                                  President



                                              /S/ CHARLES M. LALOGGIA
                                              -----------------------
                                                  Charles M. LaLoggia



                                              /S/ CARL R. REYNOLDS
                                              --------------------
                                                  Carl R. Reynolds


                                              /S/ PAUL PACKER
                                              ---------------
                                                  Paul Packer




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                                   SCHEDULE A
                                  DEBT EXCHANGE


PARTY
EXCHANGED                        DEBT OWED                         SHARES
---------                        ---------                         ------

Charles M. LaLoggia           $87,610.00 (direct)                     87,610
457 Park Avenue               $80,750.00 (Movieplace)                161,500
Rochester, NY 14607

Carl R. Reynolds              $235,000.00 (direct)                   235,000
731 Powers Building           $ 83,000.00 (Movieplace)               166,000
16 West Main Street
Rochester, NY 14614

Paul Packer                   $ 25,000.00 (Movieplace)                50,000







                                       A-1


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